UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Marsh Lane Surgical Hospital, LLC (the “Borrower”), a Texas limited liability company and wholly owned subsidiary of Nobilis Health Corp., entered into the First Amendment to Loan Agreement (the “Amendment”) dated as of May 18, 2016 with LegacyTexas Bank, successor to ViewPoint Bank, N.A. (“Legacy”). The purpose of the Amendment is to add a revolving credit commitment of up to $3 million (the “Revolver”) to be used for working capital and general corporate purposes. Advances under the Revolver bear interest on the outstanding principal amount thereof at an annual rate equal to the lesser of the Applicable Rate (4.00% per annum plus the applicable LIBOR Rate) and the maximum lawful rate permitted under Texas or federal law, whichever is higher. All outstanding principal on the Revolver is due and payable on May 16, 2017. Borrower will also pay to Legacy an unused fee equal to 0.50% times the actual daily amount by which the commitment under the Revolver exceeds the aggregate principal amount of all advances at any time outstanding.

     Copies of the Amendment and the Revolver are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The description of the Loan Agreement and the Revolver in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreements.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description of Exhibit
10.1	First Amendment to Loan Agreement dated as of May 18, 2016 by and between Marsh Lane Surgical Hospital, LLC and LegacyTexas Bank

10.2	Revolving Note dated as of May 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: May 23, 2016

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	First Amendment to Loan Agreement dated as of May 18, 2016 by and between Marsh Lane Surgical Hospital, LLC and LegacyTexas Bank
10.2	Revolving Note dated as of May 18, 2016